                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential for Use of the Commission Only (as permitted by Rule
      14A-6(E)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to SECTION 240.14a-11(c) or SECTION
      240.14a-12

                         Entercom Communications Corp.
     ---------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      ----------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------

      (5) Total fee paid:

      ----------------------------------------------------------


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:


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
                          ENTERCOM COMMUNICATIONS CORP.
                           401 City Avenue, Suite 409
                         Bala Cynwyd, Pennsylvania 19004

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

         The Annual Meeting of Shareholders of Entercom Communications Corp. (the "Company") will be held at the Radnor Hotel, 591 East Lancaster Ave., St. Davids, Pennsylvania, 19087 on May 2, 2000 at 10:00 a.m. At the meeting, shareholders will be asked to consider and vote on the following proposals:

         Proposal 1:   The election of David J. Berkman and Michael R. Hannon as
                       Class A directors for one-year terms expiring at the 2001 annual Meeting;

         Proposal 2:   The election of Joseph M. Field, David J. Field, John C.
                       Donlevie, Herbert Kean, S. Gordon Elkins, Thomas H.
                       Ginley, Jr., Lee Hague and Marie H. Field as directors for one-year terms expiring at the 2001 annual meeting;
                       and

         Proposal 3:   The ratification of the appointment of Deloitte & Touche
                       LLP as independent auditors.

         The shareholders will also transact other business if any is properly brought before the annual meeting.

         If you were a shareholder of record of our Class A common stock, par value $.01 per share, or Class B common stock, par value $.01 per share, at the close of business on March 30, 2000, you may vote at the annual meeting as set forth in this proxy statement.

                                       By order of the Board of Directors,

                                       John C. Donlevie
                                       Executive Vice President,
                                       Secretary and General Counsel

Bala Cynwyd, Pennsylvania
April 7, 2000


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PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD WHETHER
OR NOT YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR INFORMATION ON TRANSPORTATION TO THE MEETING, PLEASE REFER TO THE OUTSIDE BACK COVER OF THIS PROXY STATEMENT.
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                          ENTERCOM COMMUNICATIONS CORP.
                           401 CITY AVENUE, SUITE 409
                         BALA CYNWYD, PENNSYLVANIA 19004

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 2, 2000

         The Annual Meeting of Shareholders of Entercom Communications Corp. will be held at the Radnor Hotel, 591 East Lancaster Ave., St. Davids, Pennsylvania, 19087 on May 2, 2000 at 10:00 a.m.

ABOUT THIS PROXY STATEMENT

         Our board of directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). We will pay all expenses incurred in connection with this proxy solicitation. In addition to mailing this proxy statement to you, we have hired Corporate Investor Communications, Inc. to be our proxy solicitation agent for a fee of approximately $1200.00 plus expenses. We also may make additional solicitations by telephone, facsimile or other forms of communication. Brokers, banks and other nominees who hold our stock for other beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners. In this proxy statement we summarize information that we are required to provide to you under the Securities and Exchange Commission rules. This proxy statement is designed to assist you in voting your shares. On April 7, 2000 we began mailing the proxy materials to all shareholders of record of our Class A common stock, par value $.01 per share, and our Class B common stock, par value $.01 per share, at the close of business on March 30, 2000.

         Unless the context requires otherwise, all references in this proxy statement to Entercom Communications Corp., "Entercom", "we," "us", "our" and similar terms, refer to Entercom Communications Corp. and its consolidated subsidiaries, excluding Entercom Communications Capital Trust.

INFORMATION ABOUT VOTING

         If you are a shareholder of record of our Class A common stock as of the close of business on March 30, 2000, you may vote your shares:

         - By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

                -  FOR all of the nominees for Class A Director;
                - FOR all remaining nominees for Director other than Class A Directors;
                - FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2000 fiscal year; and
                - at the discretion of your proxies on any other matter that may be properly brought before the annual meeting; or

         -    In Person: You may attend the annual meeting and vote in person.

         If you are a shareholder of record of our Class B common stock as of the close of business on March 30, 2000, you may vote your shares:

         - By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided. The instructions for voting are contained on the enclosed proxy


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
              card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, all of your shares will be voted:

                - FOR all of the nominees for Director other than Class A Directors;
                - FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2000 fiscal year; and
                - at the discretion of your proxies on any other matter that may be properly brought before the annual meeting; or

         -    In Person:  You may attend the annual meeting and vote in person.

         You may revoke your proxy before it is voted at the meeting if you:

         - send a written notice of revocation dated after the proxy date to our Corporate Secretary; or
         - send our Corporate Secretary a later dated proxy for the same shares of common stock; or
         -    attend the annual meeting AND vote in person there.

         The address for our Corporate Secretary is Entercom Communications Corp., 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania, 19004, Attention:
John C. Donlevie, Secretary and General Counsel.

VOTING SECURITIES

         Our Certificate of Incorporation provides that each share of Class A common stock is entitled to one vote and that each share of Class B common stock is entitled to ten votes, except (1) any share of Class B common stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote; (2) the holders of Class A common stock, voting as a single class, are entitled to elect two Class A directors; (3) each share of Class B common stock is entitled to one vote with respect to any Going Private Transaction; and (4) as required by law. Therefore, only shareholders of our Class A common stock at the close of business on March 30, 2000 will be entitled to vote on Proposal 1, while shareholders of our Class A common stock and our Class B common stock at the close of business on March 30, 2000 will be entitled to vote on Proposals 2 and 3. At the close of business on March 27, 2000, there were 33,261,202 outstanding shares of our Class A common stock and 10,531,805 outstanding shares of our Class B common stock. Joseph M. Field and David J. Field have the power to vote all of our outstanding shares of Class B common stock. Joseph Field's voting power includes the power to vote 180,000 shares owned by Marie H. Field, pursuant to a revocable proxy. Each share of Class B common stock voted by Joseph M. Field and David J. Field with respect to Proposals 2 and 3 is entitled to ten votes. Our Class C common stock, par value $.01 per share, has no voting rights.

INFORMATION ABOUT QUORUM AND REQUIRED VOTES

         The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter or proposal to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter or proposal. Votes on the proposals will be tallied as follows:

         - Proposal 1: Election of Class A Directors - The two persons nominated for Class A director receiving the most votes from shares of Class A common stock will be elected.

         - Proposal 2: Election of Other Directors - The eight persons nominated as Directors other than Class A directors receiving the most votes from shares of Class A common stock and Class B common stock will be elected.

         - Proposal 3: Ratification of Independent Auditors - The ratification of Deloitte & Touche LLP as our independent auditors must receive an affirmative vote from a majority of the votes of all shares of Class A common stock and Class B common stock that are present in person or by proxy and are voting on such proposal.


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
         Unless otherwise required by our bylaws or by applicable Pennsylvania law, any other matter properly presented for a vote at the meeting will require an affirmative vote from a majority of the votes of all shares of Class A common stock and Class B common stock that are present in person or by proxy and are voting on such proposal.

         Shares of our common stock represented by proxies that are marked "withhold authority" (with respect to the election of any nominee for election as director), or are marked "abstain," or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Broker non-votes occur when a nominee holding shares of our common stock for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto. With respect to any matter to be decided by a plurality (such as the election of directors) or a majority of the votes cast at the meeting, proxies marked "withhold authority" or marked "abstain," or which constitute broker non-votes will not be counted for the purpose of determining the number of votes cast at the meeting.

INFORMATION TO RELY UPON WHEN CASTING YOUR VOTE

         You should rely only on the information contained in this proxy statement. We have not authorized anyone to give any information or to make any representation in connection with this proxy solicitation other than those contained in this proxy statement. You should not rely on any information or representation not contained in this proxy statement as having been authorized by us. You should not infer under any circumstances that because of the delivery to you of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date on this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.


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
                                  THE PROPOSALS

                                   PROPOSAL 1

                          ELECTION OF CLASS A DIRECTORS


         Two Class A directors will be elected at the 2000 annual meeting to serve until the 2001 annual meeting. The two nominees are David J. Berkman and Michael R. Hannon. Each of them is an incumbent Class A director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. The two persons nominated for director receiving the most votes will be elected.

         The tables below contain certain biographical information about them as well as our other directors and executive officers.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PERSONS
                      NOMINATED FOR DIRECTOR IN PROPOSAL 1.

NOMINEES FOR CLASS A DIRECTOR


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Michael R. Hannon       Michael R. Hannon has served as one of our directors
Director since 1998     since December 1998. He is a general partner of Chase
Age:  39                Capital, a general partnership which invests in
                        international private equity opportunities with a significant concentration in the media and telecommunications industries. Prior to joining Chase
                        Capital in 1988, Mr. Hannon held various positions at Morgan Stanley & Co. Incorporated. He currently serves on the Boards of Directors of TeleCorp PCS, Formus Communications and Financial Equity Partners.
                        Mr. Hannon has a B.A. from Yale University and an M.B.A. from Columbia Business School.

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David J. Berkman        David J. Berkman has served as one of our directors
Director since 1999     since the consummation of our initial public offering in
Age:  38                January 1999.  He is the Managing Partner of The
                        Associated Group, LLC, a venture capital firm primarily engaged in the telecommunications and internet commerce market segments. The Associated Group, LLC was founded by principals of The Associated Group, Inc., a recently sold multi-billion dollar publicly-traded owner and operator of communication related business and associations of which Mr.
                        Berkman was Executive Vice President. He also currently serves on the Boards of Directors of Teligent, Inc., True Position, Inc., V-Span, Inc., the Philadelphia Regional Performing Arts Center and the Franklin Institute. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

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
                                   PROPOSAL 2

                           ELECTION OF OTHER DIRECTORS

         Eight other directors will be elected at the 2000 annual meeting to serve until the 2001 annual meeting. The eight nominees are Joseph M. Field, David J. Field, John C. Donlevie, Herbert Kean, S. Gordon Elkins, Thomas J. Ginley, Jr., Lee Hague and Marie H. Field. Each of them is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. The eight persons nominated for director receiving the most votes will be elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PERSONS
                     NOMINATED FOR DIRECTOR IN PROPOSAL 2.

NOMINEES FOR OTHER DIRECTORS


--------------------------------------------------------------------------------
Joseph M. Field            Joseph M. Field founded Entercom in 1968 and has
Chairman of the Board and  served since our inception as our Chairman of the
Chief Executive Officer    Board and Chief Executive Officer and was our
Director since 1968        President until September 1998.  Before entering the
Age:  68                   broadcasting business, he practiced law for 14 years
                           in New York (including service as an Assistant United
                           States Attorney) and Philadelphia. Mr. Field served on the Board of Directors of the National Association of Broadcasters for four years as a representative of the major radio group broadcasters. He currently serves on the Boards of Directors of The Curtis
                           Institute of Music, the Settlement Music School, the
                           American Interfaith Institute, the Liberty Museum, the Jewish Education and Vocational Service (JEVS) and the Philadelphia Chamber Music Society. Mr. Field has a B.A. from the University of Pennsylvania and an L.L.B. from Yale Law School. He is the spouse of Marie H. Field and the father of David J. Field. Mr.
                           Field's term as a director expires at the May 2, 2000 annual meeting of shareholders.

--------------------------------------------------------------------------------
David J. Field             David J. Field has served as our President since
President and Chief        since 1998, our Chief Operating Officer since 1996
Operating Officer          and one of our directors since 1995.  He also served
Director since 1995        as our Chief Financial Officer from 1992 to 1998.
Age:  37                   Mr. Field joined us in 1987 and served as our
                           Director of Finance and Corporate Development from
                           1987 to 1988, Vice President-Finance and Corporate
                           Development from 1988 to 1992, Vice
                           President-Operations and Chief Financial Officer from
                           1992 to 1995 and Senior Vice-President-Operations and
                           Chief Financial Officer from 1995 to 1996. Prior to joining us, he was an investment banker with Goldman, Sachs & Co. Mr. Field currently serves on the Boards of Directors of the Radio Advertising Bureau and The
                           Wilderness Society. He has a B.A. from Amherst
                           College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field is the son of Joseph M. Field and Marie H. Field. Mr. Field's term as a director expires at the May 2, 2000 annual meeting of shareholders.

--------------------------------------------------------------------------------
John C. Donlevie           John C. Donlevie has served as our Executive Vice
Executive Vice President,  President, General Counsel and one of our directors
Secretary, and General     since 1989, our Secretary since 1998 and was our Vice
Counsel                    President-Legal and Administrative from 1984 when he
Director since 1989        joined us to 1989. Prior to joining us, Mr. Donlevie
Age:  53                   practiced law for 11 years, most recently as
                           Corporate Counsel of Ecolaire Incorporated in
                           Malvern, Pennsylvania. He has a B.S. from Drexel
                           University and a J.D. from Temple University School of Law. Mr. Donlevie's term as a director expires at the May 2, 2000 annual meeting of shareholders.

--------------------------------------------------------------------------------
Herbert Kean, M.D.         Herbert Kean, M.D. has served as one of our directors
Director since 1968        since our inception. In addition, he served as our
Age:  68                   Secretary from our inception until 1984. Dr. Kean is
                           currently a medical physician in private practice in the Philadelphia area. He has a B.S. from the University of Pennsylvania and an M.D. from Hahnemann
                           University.

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                           He is a clinical professor at Thomas Jefferson
                           University Medical College. Dr. Kean's term as a director expires at the May 2, 2000 annual meeting of shareholders.

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S. Gordon Elkins           S. Gordon Elkins has served as one of our directors
Director since 1978        since 1978. He was a partner in the law firm of
Age:  68                   Stradley, Ronon, Stevens & Young from September 1962
                           through January 1999 and currently is affiliated with the firm. Mr. Elkins has a B.S. from Temple
                           University and an L.L.B. from Yale Law School. Mr.
                           Elkins' term as a director expires at the May 2, 2000 annual meeting of shareholders.

--------------------------------------------------------------------------------
Thomas H. Ginley,          Thomas H. Ginley, Jr., M.D. has served as one of our
  Jr., M.D                 directors since 1971 and previously served as our
Director since 1971        Secretary from 1984 to 1998. Dr. Ginley is President
Age:  75                   and a director of the A & T Development Corporation
                           and a Treasurer and director of Vanessa Noel Couture, Inc. Dr. Ginley is also a gemologist and president of Gem Treasury International Inc. He is a diplomat of the National Board as well as a fellow of the American College of Surgeons. Dr. Ginley has an M.D.
                           from Georgetown University. Dr. Ginley's term as a director expires at the May 2, 2000 annual meeting of shareholders.

--------------------------------------------------------------------------------
Lee Hague                  Lee Hague has served as one of our directors since
Director since 1980        1980. He has served as an independent consultant to
Age:  54                   various broadcasting groups and provides financial
                           advisory and media brokering services to the industry. Mr. Hague is currently the Chairman of the Board and Chief Executive Officer of Aspect Holdings
                           Inc. Prior to joining Aspect Holdings Inc. in 1998, he served as President of Hague & Company over a period of 20 years. Mr. Hague has over 20 years' experience in the radio industry. He has a B.S. from Northwestern University and an M.M. from the J.L.
                           Kellogg Graduate School of Management, Northwestern
                           University. Mr. Hague's term as a director expires at the May 2, 2000 annual meeting of shareholders.

--------------------------------------------------------------------------------
Marie H. Field             Marie H. Field has served as one of our directors
Director since 1989        since 1989. She served for over 25 years as a teacher
Age:  62                   in public and private schools in New York and
                           Philadelphia. Mrs. Field serves on the Board of Directors of the Ovarian Cancer Research Fund in New
                           York and the Board of Overseers of the University of Pennsylvania School of Social Work. She has a B.A.
                           from Barnard College. Mrs. Field is the spouse of Joseph M. Field and the mother of David J. Field.
                           Mrs. Field's term as a director expires at the May 2, 2000 annual meeting of shareholders.

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EXECUTIVE OFFICERS

         In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Joseph
M. Field, Chairman of the Board and Chief Executive Officer, David J. Field, President and Chief Operating Officer, and John C. Donlevie, Executive Vice-President, Secretary and General Counsel, is included above in the section "Nominees for Other Directors."




-------------------------------------------------------------------------------------------------------------------

           NAME AND TITLE                   AGE                   PRIOR BUSINESS EXPERIENCE
-------------------------------------------------------------------------------------------------------------------
Joseph M. Field                              68     See "Nominees for Other Directors" above.
    Chairman of the Board and Chief
    Executive Officer
-------------------------------------------------------------------------------------------------------------------
David J. Field                               37     See " Nominees for Other Directors " above.
     President and Chief Operating
     Officer
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

           NAME AND TITLE                   AGE                   PRIOR BUSINESS EXPERIENCE
-------------------------------------------------------------------------------------------------------------------
John C. Donlevie                             53     See " Nominees for Other Directors " above.
     Executive Vice-President, Secretary
     and General Counsel
-------------------------------------------------------------------------------------------------------------------
Stephen F. Fisher                            47     Stephen F. Fisher has served as our Senior Vice President and
    Senior Vice-President and Chief                 Chief Financial Officer since 1998. From 1994 to 1998, he was a
    Financial Officer                               Managing Director with Bachow & Associates, a private equity firm located in Bala Cynwyd, Pennsylvania. Prior to joining
                                                    Bachow & Associates, Mr. Fisher held numerous operational and financial management positions over a period of 15 years, most recently as Executive Vice President with Westinghouse
                                                    Broadcasting Company, Inc. (now CBS). He has an M.A. from Bob
                                                    Jones University and an M.B.A. from the University of South
                                                    Carolina.
-------------------------------------------------------------------------------------------------------------------


LEGAL PROCEEDINGS

         We entered into a preliminary agreement on February 6, 1996, to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding our efforts to pursue this transaction, the seller was nonresponsive. On July 28, 1999, we commenced a legal action seeking to enforce this agreement, and subsequently the seller filed a cross-complaint against us asking for damages, an injunction and costs and filed a separate action against our president. This separate action against our president was dismissed without leave to amend in February 2000. We intend to pursue our legal action against the seller and seek dismissal of the cross-complaint. However, we cannot determine if and when the transaction might occur.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         Presently, there are ten members on our Board of Directors, seven of whom are neither officers nor employees of our company. The Board met four times in 1999.

         The Board has adopted certain standing committees including: (1) audit and (2) compensation.

         Audit Committee. The audit committee consists of Messrs. Berkman, Hague and Elkins. Mr. Elkins was appointed to the audit committee in October, 1999. The audit committee met two times in 1999. The responsibilities of the audit committee include:

         - recommending to the board of directors independent public accountants to conduct the annual audit of our financial statements;
         - reviewing the proposed scope of the audit and approving the audit fees to be paid;
         - reviewing our accounting and financial controls with the independent public accountants and our financial and accounting staff; and
         - reviewing and approving transactions, other than compensation matters, between us and our directors, officers and affiliates.

         Compensation Committee. Our compensation committee consists of Mr. Hannon and Doctors Ginley and Kean. Our compensation committee met two times in 1999. Dr. Kean attended less than 75% of the meetings of the compensation committee in 1999 due to illness. The compensation committee conducts a general review of our compensation plans to ensure that they meet corporate objectives, including review and approval of all compensation paid to our executive officers. The responsibilities of the compensation committee also include administering and interpreting our Employee Stock Purchase Plan and the 1998 Equity Compensation Plan,


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
including selecting the officers, employees and other qualified recipients that will be granted awards under the 1998 Equity Compensation Plan.

DIRECTOR COMPENSATION

         During the period prior to our initial public offering on January 28, 1999, all of our directors were compensated $200 for each board meeting that they attended in person. Following the consummation of our initial public offering, all of our non-employee directors became entitled to receive a fee of $1,000 for each board meeting and $500 for each committee meeting that they attend in person and $250 for each telephonic meeting of the board or a committee. Employee directors are not entitled to receive additional compensation for their services as directors. In addition, upon the completion of our initial public offering in the first quarter of fiscal 1999, Marie H. Field, S. Gordon Elkins, Lee Hague, Thomas H. Ginley, Jr., M.D., Herbert Kean, M.D., Michael R. Hannon and David J. Berkman received stock options under the 1998 Equity Compensation Plan, and Lee Hague and S. Gordon Elkins also received restricted stock grants under the 1998 Equity Compensation Plan

EXECUTIVE OFFICER COMPENSATION

         The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers (the "Named Executive Officers") for services rendered during the fiscal year ended September 30, 1998, the calendar year ended December 31, 1998 and the fiscal (calendar) year ended December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                              ANNUAL COMPENSATION
                                                                                            -----------------------     OTHER ANNUAL
          NAME AND PRINCIPAL POSITION                        PERIOD                          SALARY        BONUS(1)     COMPENSATION
          ---------------------------                        ------                          ------        --------     ------------

Joseph M. Field, Chairman of the Board and           fiscal year ended 1998                  $554,992             --         *
  Chief Executive Officer .................        12 months ended 12/31/98(2)               $558,384             --
                                                  fiscal (calendar) year ended 1999          $563,320       $250,000


David J. Field, President and Chief                  fiscal year ended 1998                  $262,973       $108,085         *
  Operating Officer .......................        12 months ended 12/31/98(2)               $284,730       $108,085
                                                  fiscal (calendar) year ended 1999          $350,000       $200,000


Stephen F. Fisher, Senior Vice President and         fiscal year ended 1998                                       --         *
  Chief Financial Officer .................        12 months ended 12/31/98(2)                     --                       --
                                                  fiscal (calendar) year ended 1999          $ 41,667       $150,000
                                                                                             $250,000

John C. Donlevie, Executive Vice President,          fiscal year ended 1998                  $181,947       $108,085         *
  Secretary and General Counsel ...........        12 months ended 12/31/98(2)               $193,326       $108,085
                                                  fiscal (calendar) year ended 1999          $225,000       $125,000

--------------

* Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer and, therefore, is not required to be disclosed pursuant to rules of the Commission.

(1) Includes amounts accrued during year presented but paid in the subsequent year.

(2) Effective January 1, 1999, we changed from a fiscal year ending September 30th to a fiscal year ending December 31st. Therefore, we are showing compensation paid to our Named Executive Officers during the fiscal year ended September 30, 1998, and during the twelve months ended December 31, 1998. Compensation paid to our Named Executive Officers from January 1, 1998 through September 30, 1998 is included in both periods.

STOCK OPTION TABLES

         The following table contains information concerning the stock option grants made to each of the Named Executive Officers, discussed above, during the fiscal year ended December 31, 1999:


                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE
                           NUMBER OF       PERCENTAGE OF                                              AT ASSUMED ANNUAL RATES
                           SECURITIES      TOTAL OPTIONS                                            OF STOCK PRICE APPRECIATION
                           UNDERLYING        GRANTED TO      EXERCISE   MARKET PRICE                 FOR OPTIONS TERMS ($)(1)
                            OPTIONS         EMPLOYEES IN      OR BASE     ON GRANT    EXPIRATION    ---------------------------
         NAME               GRANTED        FISCAL YEAR(%)   PRICE ($)     DATE($)        DATE          5%              10%
         ----               -------        --------------   ---------     -------        ----          --              ---
Joseph M. Field.....        222,223            15.6%          $ 22.50       $22.50    01/28/09     $ 3,144,484     $ 7,968,740
                            150,000            10.5%          $ 46.88       $46.88    10/26/09     $ 4,421,915     $11,206,002
David J. Field......        133,334             9.3%          $ 18.00       $22.50    01/28/09     $ 2,486,696     $ 5,381,254
                            125,000             8.8%          $ 46.88       $46.88    10/26/09     $ 3,684,929     $ 9,338,335
Stephen F. Fisher ..         26,667             1.9%          $ 22.50       $22.50    01/28/09     $   377,341     $   956,257
                             90,000             6.3%          $ 46.88       $46.88    10/26/09     $ 2,653,149     $ 6,723,601
John C. Donlevie....         55,556             3.9%          $ 18.00       $22.50    01/28/09     $ 1,036,127     $ 2,242,196
                             60,000             4.2%          $ 46.88       $46.88    10/26/09     $ 1,768,766     $ 4,482,401
                             ------             ----                                               -----------     -----------
Total...............        862,780            60.5%                                               $19,573,407     $48,298,786
                            =======            =====                                               ===========     ===========

--------------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our Class A common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of our Class A common stock on the date of grant of the options appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day at the appreciated price.

       The following table sets forth information concerning each option exercised by the Named Executive Officers in fiscal 1999 and option holdings through December 31, 1999 by the Named Executive Officers who held options at the end of fiscal 1999:

                    STOCK OPTION EXERCISES AND YEAR-END VALUE

                                                                  NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                   SHARES                    OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(1)
                                  ACQUIRED        VALUE                 (#)                           ($)
                                 ON EXERCISE    REALIZED     ---------------------------   ---------------------------
             NAME                   (#)           ($)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------    --------     -----------   -------------   -----------   -------------

Joseph M. Field .............        --           --                         372,223                      $12,535,451
David J. Field...............        --           --                         258,334                      $8,790,657
Stephen F. Fisher............        --           --                         116,667                      $2,881,265
John C. Donlevie.............        --           --                         115,556                      $3,814,188


--------------
(1) Value is determined by subtracting the exercise price from the fair market value of our Class A common stock multiplied by the number of shares underlying the options. Fair market value is based on the New York Stock Exchange closing price of our Class A common stock on December 31, 1999 of $66 per share.

1998 EQUITY COMPENSATION PLAN

         We have adopted the 1998 Equity Compensation Plan, effective as of June 24, 1998. The 1998 Equity Compensation Plan provides for grants to our employees and employees of our subsidiaries (including employees who are officers or directors), our non-employee directors and certain advisors and consultants who perform services for us and our subsidiaries, of:

           -    incentive stock options;

           - "nonqualified stock options" that are not intended to qualify as incentive stock options;

           -    restricted stock; and

           -    stock appreciation rights.

         Only shares of Class A common stock may be issued under the 1998 Equity Compensation Plan.

         GENERAL. Subject to adjustment, we may issue shares of Class A common stock up to an amount equal to 10% of our outstanding Class A, Class B and Class C common stock under the Plan. As of March 22, 2000, we have currently outstanding 13,334 shares of restricted stock and nonqualified stock options to purchase 1,857,945 shares of Class A common stock having a weighted average exercise price of $35.02 per share. We have not issued any incentive stock options or stock appreciation rights. The number of shares for which incentive stock options may be issued under the Plan may not exceed 1,850,000 shares, subject to adjustment, and the number of shares of restricted stock that may be issued under the Plan may not exceed 925,000 shares, subject to adjustment.

         ADMINISTRATION OF THE 1998 EQUITY COMPENSATION PLAN. The Plan is administered and interpreted by our compensation committee. Subject to the ratification or approval by the board of directors, if the board retains the right, the committee has the sole authority to:

         -     determine the individuals that shall be given awards;

         -     determine the terms of the awards;

         - delegate to our Chief Executive Officer, Joseph M. Field, the authority to make grants to certain non-executive employees; and

         -     deal with any other matters arising under the Plan.

         OPTIONS. The exercise price of any incentive stock option will not be less than the fair market value of our Class A common stock on the date of the grant, or not less than 110% of the fair market value of the common stock in the case of an employee who owns more than 10% of our Class A, Class B and Class C common stock. The exercise price of a nonqualified stock option may be greater than, equal to or less than the fair market value of our Class A common stock on the date of the grant. The exercise period of an option may not exceed ten years from the date of the grant, and the exercise period of an incentive stock option granted to an employee who owns more than 10% of the Class A, Class B and Class C common stock may not exceed five years from the date of the grant. The participant may pay the exercise price in cash or, with approval of the committee, by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by any other method that the committee approves.

EMPLOYEE STOCK PURCHASE PLAN

         We have adopted the Employee Stock Purchase Plan, effective as of January 28, 1999. A total of up to 1,850,000 shares of our Class A common stock may be issued under the Employee Stock Purchase Plan, subject to adjustment. Under the Employee Stock Purchase Plan, we will withhold a specified percentage (not to exceed 10%) of the compensation paid to each participant, and the amount withheld (and any additional amount contributed by the participant which together with payroll withholdings does not exceed 10% of the participant's compensation) will be used to purchase our Class A common stock on the last day of each purchase period. The purchase price will be the value of the stock on the last day of the purchase period less a discount not to exceed 15% as determined by the compensation committee in advance of the purchase period. The length of each purchase period shall be specified by the compensation committee. The first purchase period began on April 1, 1999. The maximum value of shares that a participant in the Employee Stock Purchase Plan may purchase during any calendar year is $25,000.

EMPLOYMENT AGREEMENTS

         JOSEPH M. FIELD EMPLOYMENT AGREEMENT. We have entered into an employment agreement with Joseph M. Field pursuant to which Mr. Field serves as our Chief Executive Officer. The employment agreement may be terminated upon written notice no less than 30 days prior to the end of any calendar year. Absent such written notice, the employment agreement is automatically renewed for a period of one year. In the event of Mr. Field's death during the term of the employment agreement, we will pay Mr. Field's compensation to his beneficiaries for one year at the then current rate. In the event of the total disability of Mr. Field, we will pay Mr. Field compensation for the lesser of the period of his disability or one year at the then applicable rate. Mr. Field's current base salary is $600,000 and is increased or decreased annually by a percentage equal to the percentage of inflation or deflation over the immediately preceding twelve month period, provided that the base salary shall never be less than $500,000. The board of directors may approve additional salary, bonuses, fees, or other compensation for Mr. Field. Mr. Field is entitled to participate in any bonus, profit sharing, retirement, insurance or other plan or program that we adopt. Absent our express prior written consent, Mr. Field is prohibited, in the event of his termination by resignation or for cause, for a period of two years following the termination of the employment agreement, from engaging in any broadcast business that we compete with in any standard metropolitan statistical area in which we are then operating a broadcast property.

         DAVID J. FIELD EMPLOYMENT AGREEMENT. We have entered into an employment agreement with David J. Field, pursuant to which Mr. Field serves as our President and Chief Operating Officer. The employment agreement provides that Mr. Field's employment may be terminated at will by either party (1) immediately if good cause for termination exists, or (2) upon thirty days notice in the absence of good cause. Pursuant to this employment agreement, Mr. Field's current annual salary is $450,000. The employment agreement provides for yearly salary adjustments for inflation and an annual discretionary bonus.

         JOHN C. DONLEVIE EMPLOYMENT AGREEMENT. We have entered into an employment agreement with John C. Donlevie pursuant to which Mr. Donlevie serves as our Executive Vice President, Secretary and General Counsel. The employment agreement provides that Mr. Donlevie's employment may be terminated at will by either party (1) immediately if good cause for termination exists, or (2) upon thirty days notice in the absence of good cause. Pursuant to this employment agreement, Mr. Donlevie's current annual salary is $265,000. The employment agreement provides for yearly salary adjustments for inflation and an annual discretionary bonus.

         STEPHEN F. FISHER EMPLOYMENT AGREEMENT. We have entered into an employment agreement with Stephen F. Fisher, pursuant to which Mr. Fisher serves as our Chief Financial Officer and Senior Vice President for a term ending December 31, 2000 and year to year thereafter unless terminated by either party at least 120 days prior to the end of the then current term. In the event of a change of control, the 120 days is increased by 60 days or in lieu of additional notice we may pay 60 days salary. We may terminate the agreement at any time for cause. Mr. Fisher's salary as of January 1, 2000 is $300,000 and is increased each year for inflation. In addition, Mr. Fisher is eligible for an annual discretionary bonus. Mr. Fisher is prohibited, so long as he is our employee and for a period of one year thereafter, from serving, directly or indirectly in any enterprise which we compete with; provided, however, if Mr. Fisher is terminated without cause or if his employment agreement is terminated due to the parties' inability to renegotiate certain compensation terms, then Mr. Fisher will be restricted from serving in a competitive business for a period of three months plus any time for which he receives a cash payment.

PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in the cumulative total shareholder return on our common stock against the cumulative total return of the NYSE Stock Market (US Companies) and a peer group index. The companies that make up our peer group are listed below and they consist of radio and television companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                          ENTERCOM COMMUNICATIONS CORP.

                 Company        Market       Market         Peer        Peer
   Date           Index         Index         Count        Index       Count
---------       ---------      ---------      -------     --------     -----
"12/30/1994"       0.000         37.758         2282        24.275        14

"01/31/1995"       0.000         38.717         2273        24.774        15
"02/28/1995"       0.000         40.158         2283        26.859        15
"03/31/1995"       0.000         41.169         2284        26.641        15
"04/28/1995"       0.000         42.175         2289        26.228        15
"05/31/1995"       0.000         43.688         2289        28.073        15
"06/30/1995"       0.000         44.638         2296        30.613        15
"07/31/1995"       0.000         46.171         2297        32.546        15
"08/31/1995"       0.000         46.530         2303        32.627        15
"09/29/1995"       0.000         48.421         2301        33.373        15
"10/31/1995"       0.000         47.911         2304        33.099        15
"11/30/1995"       0.000         50.177         2320        34.795        14
"12/29/1995"       0.000         51.182         2332        35.239        14
"01/31/1996"       0.000         52.852         2328        38.455        14
"02/29/1996"       0.000         53.506         2334        37.656        13
"03/29/1996"       0.000         54.158         2349        39.370        13
"04/30/1996"       0.000         54.849         2351        40.114        13
"05/31/1996"       0.000         56.103         2362        41.011        13
"06/28/1996"       0.000         56.240         2376        42.504        13
"07/31/1996"       0.000         53.686         2379        38.931        13
"08/30/1996"       0.000         55.126         2386        39.292        13
"09/30/1996"       0.000         57.824         2404        42.309        17
"10/31/1996"       0.000         58.945         2426        37.837        17
"11/29/1996"       0.000         62.896         2440        39.846        17
"12/31/1996"       0.000         62.068         2460        41.586        17
"01/31/1997"       0.000         65.176         2457        42.252        16
"02/28/1997"       0.000         65.909         2452        40.700        16
"03/31/1997"       0.000         63.219         2447        41.398        16
"04/30/1997"       0.000         66.215         2452        40.831        16
"05/30/1997"       0.000         70.319         2464        47.176        16
"06/30/1997"       0.000         73.668         2474        53.436        16
"07/31/1997"       0.000         78.906         2479        55.043        16
"08/29/1997"       0.000         75.388         2470        59.226        15
"09/30/1997"       0.000         79.693         2479        61.450        16
"10/31/1997"       0.000         77.305         2486        61.609        16
"11/28/1997"       0.000         80.389         2503        67.705        16
"12/31/1997"       0.000         82.458         2507        71.155        16
"01/30/1998"       0.000         82.531         2500        70.565        16
"02/27/1998"       0.000         88.150         2502        76.811        16
"03/31/1998"       0.000         92.836         2514        83.146        16
"04/30/1998"       0.000         93.696         2514        85.139        16
"05/29/1998"       0.000         91.872         2526        79.624        17
"06/30/1998"       0.000         94.475         2529        85.733        18
"07/31/1998"       0.000         92.269         2529        88.057        19
"08/31/1998"       0.000         78.903         2524        69.858        19
"09/30/1998"       0.000         82.933         2518        73.287        19
"10/30/1998"       0.000         89.517         2505        77.285        19
"11/30/1998"       0.000         94.379         2501        78.347        20
"12/31/1998"       0.000         98.936         2509        92.758        21
"01/29/1999"     100.000        100.000         2496       100.000        21
"02/26/1999"     102.033         97.808         2500        97.199        22
"03/31/1999"     115.041        100.655         2490       106.642        22
"04/30/1999"     120.732        105.809         2485       114.785        22
"05/28/1999"     106.098        103.940         2491       109.114        22
"06/30/1999"     139.024        108.312         2485       112.992        22
"07/30/1999"     131.707        104.607         2474       113.065        22
"08/31/1999"     118.699        102.188         2468       114.856        22
"09/30/1999"     117.073         98.970         2461       123.515        22
"10/29/1999"     161.992        104.630         2450       132.179        22
"11/30/1999"     185.975        105.563         2430       136.919        22
"12/31/1999"     215.447        108.433         2416       157.136        22

                                     LEGEND

Symbol       CRSP Total Returns Index for:        01/1999    06/1999     12/1999
------       -----------------------------        -------    -------     -------

_____        Entercom Communications Corp.          100.0      139.0       215.4
--------     NYSE Stock Market (US Companies)       100.0      108.3       108.4
-- - -- -    Self Determined Peer Group(1)          100.0      113.0       157.1

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The index are reweighted daily using the market capitalization on the previous trading day.
C. If the monthly interval based on the fiscal year-end is not a trading day the preceeding trading day is used.
D. The index level for all series was set to $100.0 on 01/29/1999; the date of our initial public offering.


(1) The peer group index consists of AMFM Inc. Ackerley Group Inc. CBS Corp. CBS Inc. Capital Cities ABC Inc. Capstar Broadcasting Corp. Citadel Communications Corp. Clear Channel Communications Cox Communications Inc. Cox Radio Inc. EZ EM Inc. Emmis Communications Corp. Entercom Communications Corp. Fox Entertainment Group Inc. Gaylord Entertainment Co. Gray Communications Systems Inc. Gray Communications Systems Inc. Hearst Argyle Television Inc. Heritage Media Corp. Infinity Broadcasting Corp. Infinity Broadcasting Corp. Salem Communications Corp. and Univision Communications Inc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation committee is responsible, subject to the approval of the board of directors, for establishing our compensation program. The compensation committee reviews and recommends the compensation arrangements for all executive officers and certain management employees, and takes such other actions as may be required in connection with our compensation plans.

         COMPENSATION PHILOSOPHY AND POLICY. Our compensation philosophy is to motivate our executive officers and management employees to attain financial, operational and strategic objectives through a competitive compensation program while also aligning the financial goals of our executives and management with those of our shareholders. In administering the program, the compensation committee assesses the performance of our business and our employees relative to those objectives. The compensation committee also considers the performance of our business as compared to the performance of our competitors. Our compensation program generally provides incentives to achieve both annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options, restricted common stock and other stock-related benefits (including participation in the Employee Stock Purchase Plan). These elements generally are blended in order to implement our compensation philosophy.

         BASE SALARY. During 1999, we had employment agreements with each of Joseph M. Field, David J. Field, John C. Donlevie and Stephen F. Fisher. In setting base salaries for officers and employees, we consider the experience of the individual, the scope and complexity of the position, our size and growth rate and the compensation paid by our competitors. Due to the increasingly competitive nature of our industry segment, compensation amounts paid by our competitors are expected to continue to grow in importance as we assess our future compensation structure to ensure our ability to continue to attract and retain highly qualified executives.

         BONUSES. All of our executive officers (to the extent they are not already entitled to receive a bonus under their respective employment agreements), are eligible to receive bonuses subject to satisfaction of specified performance criteria. For 1999, Joseph M. Field, David J. Field, Stephen F. Fisher and John C. Donlevie received discretionary bonuses determined by the compensation committee.

         STOCK AWARDS. To promote our long-term objectives, stock awards are made to our employees and employees of our subsidiaries (including employees who are officers or directors), our non-employee directors and certain advisors and consultants who are in a position to make a significant contribution to our long-term success. The stock awards are made pursuant to our 1998 Equity Compensation Plan, in the form of nonqualified stock options and incentive stock options, as defined in our Equity Plan, stock appreciation rights and restricted stock awards. Subject to the approval of the board of directors, if the board retains the right, the compensation committee has the sole authority to determine the individuals that shall be given awards and the terms of the awards.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Joseph M. Field received $563,200 in annual salary in fiscal 1999 pursuant to his employment agreement. Mr. Field's compensation was determined based upon the same factors used in setting other executive officer salaries, as well as the salaries paid to chief executive officers of comparable companies and his leadership in setting and pursuing our financial, operational and strategic objectives. Mr. Field also received a bonus of $250,000 and stock options to purchase 372,223 shares of Class A common stock. These awards reflect Mr. Field's success in the pursuit of strategic acquisitions and the significant growth in same station revenue growth and broadcast cash flow achieved by the company. In determining the level of bonus paid to Joseph M. Field in 1999, the compensation committee, in addition to consideration of Joseph M. Field's individual performance, took particular note of our overall increased revenues and successful equity offerings during 1999, as well as our continued expansion through the successful completion of our acquisition of 41 stations from Sinclair Broadcasting Group, Inc. and its subsidiaries in December 1999.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), imposes limitations upon the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our shareholders). Based on our current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, we believe that, for the near future, there is not a significant risk that we will lose any significant tax deduction for executive compensation. Our compensation plans and policies may be modified if we and our compensation committee determine that such an action is in the best interests of our shareholders.

         The committee is currently comprised of Mr. Hannon and Doctors Ginley and Kean, each a non-employee director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 1, 2000 regarding the beneficial ownership of our common stock by:

         - each person known by us to beneficially own more than 5% percent of any class of our common stock;

         -    each of our directors and Named Executive Officers; and

         -    all of our directors and executive officers as a group.

         Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.

                                       CLASS A COMMON STOCK(1)         CLASS B COMMON STOCK(2)
                                    ---------------------------      -----------------------------
                                       NUMBER                            NUMBER                         PERCENT
                                      OF SHARES                         OF SHARES                       OF TOTAL       PERCENT OF
                                    BENEFICIALLY       PERCENT        BENEFICIALLY        PERCENT       ECONOMIC         TOTAL
NAME                                   OWNED(3)        OF CLASS          OWNED(3)         OF CLASS      INTEREST      VOTING POWER
----                                ------------       --------       ------------        --------      --------      ------------

Joseph M. Field(4)(5) ......          2,004,405          6.0%           9,602,555           92.9%          25.7%         72.0%
David J. Field(4)(6) .......          2,292,094          6.9              749,250            7.1            6.7           7.1
John C. Donlevie ...........              6,339            *                 --               --              *             *
Stephen F. Fisher ..........              5,000            *                 --               --              *             *
Herbert Kean, M.D ..........          1,071,590          3.2                 --               --            2.4             *
S. Gordon Elkins(4)(7) .....          3,179,433          9.6                 --               --            7.0           2.3
Thomas H. Ginley, M.D.(8)  .            879,120          2.6                 --               --            1.9             *
Lee Hague ..................              1,389                               *               --             --             *
Marie H. Field(4)(9) .......          2,004,405          6.0              180,000            1.7            4.8           1.4
Nancy E. Field(10) .........          1,587,400          4.8                 --               --            3.5           1.1
Michael R. Hannon(11) ......               --             --                 --               --            3.1            --
David J. Berkman ...........              5,500            *                 --               --              *             *
ChaseEquity Associates,
L.P.(11)
380 Madison Avenue .........               --             --                 --               --            3.1            --
New York, NY 10017
Putnam Investments, Inc.(12)
One Post Office Square .....          5,692,869         17.1                 --               --           12.6           4.1
Boston, MA 02109
Janus Capital
 Corporation(13)
100 Fillmore Street ........          3,625,905         10.9                                                8.0           2.6
Denver, CO  80206
All directors and
  executive officers  as a
  group  (12 persons) ......          6,999,876         21.0           10,531,805          100.0           38.8          81.0

------------------


* Less than one percent.

(1) The number of shares of Class A common stock includes the shares of Class A common stock issuable upon conversion of the outstanding shares of Class C common stock but does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock. The number of shares of Class A common stock also includes all issued shares of restricted stock.

(2) The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes, except: (1) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (2) the holders of Class A common stock, voting as a separate class, are entitled to elect two directors; (3) each share of Class B common stock is entitled to one vote with respect to any "going private" transactions under the Exchange Act; and (4) as required by law. The shares of Class B common stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A common stock. See "Description of Capital Stock."

(3) Shares beneficially owned and percentage ownership are based on 33,261,202 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,396,836 shares of Class C common stock outstanding as of March 1, 2000.

(4) The address of these shareholders is 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004.

(5) Includes (1) 1,771,500 shares of Class A common stock beneficially owned by Marie H. Field, wife of Joseph M. Field, (2) 82,805 shares of Class A common stock held of record by Joseph M. Field as trustee of a trust for the benefit of a sister of Marie H. Field and (3) 150,000 shares of Class A common stock beneficially owned by Joseph M. Field as a director and officer of the Joseph and Marie Field Foundation.

(6) Includes (1) 483,000 shares of Class A common stock held of record by David J. Field as co-trustee of a trust for the benefit of Nancy E. Field, (2) 638,150 shares of Class A common stock held of record by David
       J. Field as co-trustee of a trust for the benefit of David J. Field and his children and (3) 1,170,944 shares of Class A common stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and Nancy E. Field.

(7) Includes (1) 1,170,844 shares of Class A common stock held of record by Mr. Elkins as co-trustee of two trusts for the benefit of the descendants of David J. Field and Nancy E. Field, respectively (2) 638,150 shares of Class A common stock held of record by Mr. Elkins as co-trustee of a trust for the benefit of David J. Field and his children, (3) 663,150 shares of Class A common stock held of record by Mr. Elkins as co-trustee of a trust for the benefit of Nancy E. Field and her children, (4) 554,900 shares of Class A common stock held of record by Mr. Elkins as trustee of a trust for the benefit of Marie H. Field and (5) 150,000 shares of Class A common stock beneficially owned by Mr. Elkins as a director and officer of the Joseph and Marie Field Foundation.

(8) Includes (1) 731,120 shares of Class A common stock held by Dr. Ginley in joint tenancy with his spouse, (2) 74,000 shares of Class A common stock owned of record by his spouse and (3) 74,000 shares of Class A common stock held of record by his spouse as co-trustee of two trusts for the benefit of their children.

(9) Includes (1) 250,000 shares of Class A common stock held of record by Marie H. Field as co-trustee of a trust for the benefit of David J. Field, (2) 483,000 shares of Class A common stock held of record by Marie
       H. Field as co-trustee of a trust for the benefit of Nancy E. Field, (3) 82,805 shares of Class A common stock held of record by Joseph M. Field, husband of Marie H. Field, as trustee of a trust for the benefit of a sister of Marie H. Field and (4) 150,000 shares of Class A common stock beneficially owned by Marie H. Field as a director and officer of the Joseph and Marie Field Foundation. Does not include 9,602,555 shares of Class B common stock held by Joseph M. Field, Marie H. Field's spouse. See Note 2 above.

(10) Includes (1) 250,000 shares of Class A common stock held of record by Nancy E. Field as co-trustee of a trust for the benefit of David J. Field and (2) 663,150 shares of Class A common stock held of record by Nancy E. Field as co-trustee of a trust for the benefit of Nancy E. Field and her children.

(11) Chase Equity Associates, L.P., an affiliate of Chase Capital, owns 1,395,669 shares of Class C common stock which represents 99.9% of the class. The shares of Class C common stock have no voting rights except as otherwise required by law. Michael R. Hannon, one of our directors, is a general partner of Chase Capital and individually owns 1,167 shares of Class C common stock. Mr. Hannon exercises shared investment and voting power with respect to the shares owned by Chase Equity Associates, L.P., but disclaims beneficial ownership. The address for Mr. Hannon is 380 Madison Avenue, New York, New York 10017.

(12) Includes 5,414,349 shares owned by Putnam Investment Management, Inc. and 278,520 shares owned by The Putnam Advisory Company, Inc., both affiliates of Putnam Investments, Inc. Putnam Investments Inc., has shared voting power with respect to 105,600 shares and shared investment power with respect to all 5,692,869 shares. Putnam Investment Management, Inc. exercises voting power over none of the shares, but has shared investment power with respect to

       5,414,349 shares. The Putnam Advisory Company, Inc. exercises shared voting power over 105,600 shares and shared investment power over 278,520 shares.

(13) Janus Capital Corporation exercises sole voting and sole investment power over all 3,652,905 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons"), to file reports of beneficial ownership (Forms 3, 4 and 5) of our equity securities with the Commission and the New York Stock Exchange. Based solely on our review of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe the Reporting Persons of Entercom were in compliance with these requirements for fiscal 1999 except that Thomas H. Ginley's Form 3 was filed late and a Form 4 for Herbert Kean was filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         S. Gordon Elkins, one of our directors, is affiliated with the law firm of Stradley, Ronon, Stevens & Young. This firm has served as our outside counsel on various matters.

         Michael R. Hannon, one of our directors, is a general partner of Chase Capital Partners. In May 1996, Chase Capital acquired a convertible subordinated promissory note from us for $25 million. The convertible subordinated note was converted into 2,327,500 shares of our Class A common stock and 1,995,669 shares of our Class C common stock immediately prior to our initial public offering. Chase Capital was a selling shareholder in our initial public offering in January 1999 and received net proceeds of $49.2 million from the sale of all of its Class A common stock.

         On May 21, 1996, we entered into a registration rights agreement, dated as of May 21, 1996, with Chase Equity Associates, L.P., an affiliate of Chase Capital Partners. The agreement grants Chase Equity Associates and Chase Capital the right to require us, subject to certain limitations, to effect one "demand" registration statement under the Securities Act for the sale of their shares of our common stock. Chase Equity Associates is the beneficial owner of all of our outstanding Class C common stock.

         On May 6, 1999, Chase Equity Associates entered into an agreement with the underwriters of the initial public offering in which (1) the underwriters released Chase Equity Associates from their 180 day lock-up agreement with respect to the sale of 300,000 shares of Class A common stock and (2) Chase Equity Associates agreed that all further sales or dispositions of Class A common stock, except sales pursuant to the registration rights agreement, shall be made through a nationally recognized underwriter that we designate.

                                   PROPOSAL 3

                            RATIFICATION OF AUDITORS

         Our board of directors, upon the recommendation of the audit committee, has appointed Deloitte & Touche LLP to serve as our independent auditors for the 2000 fiscal year. This appointment is subject to your ratification. Our management considers Deloitte & Touche LLP to be well qualified.

         Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The favorable vote of at least a majority of the votes of the shares of Class A and Class B common stock present in person or by proxy and voting at a meeting at which a quorum is present is required for ratification of the appointment of independent auditors.

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH APPOINTMENT.

OTHER MATTERS

         We do not know of any other matters to be presented at the annual meeting other than those discussed in this proxy statement. If however, other matters are properly brought before the annual meeting, your proxies will be able to vote those matters at their discretion.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         In order for shareholder proposals to be included in the proxy statement for the 2001 annual meeting, we must receive them no later than December 8, 2000. To be considered for inclusion in our proxy statement for that meeting, shareholder proposals must be in compliance with Rule 14a-8 under the Exchange Act and with our bylaws. They must also be submitted in writing by notice delivered to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004.

         Our bylaws require that for director nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice no later than March 3, 2001. This notice requirement is a separate requirement from the requirement above relating to inclusions of shareholder proposals in a proxy statement. For such nomination to be included in the proxy materials, it must set forth:

         -    the shareholder's name and address;
         - the number of shares of our common stock the shareholder held of record, owned beneficially and represented by proxy as of the date of the notice;
         - such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the Exchange Act had proxies been solicited with respect to such nominee by management or our board of directors;
         - a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons pursuant to which such nomination or nominations are to be made by the shareholder; and
         -    the consent of each nominee to serve as director if elected.

         Any such nomination must be submitted in writing by notice delivered to the Corporate Secretary at the address set forth above.

         If we have not received notice on or before February 21, 2001 of any matter a shareholder intends to propose for a vote at the 2001 annual meeting, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder.

ANNUAL REPORT

         We are mailing a copy of our 1999 Annual Report together with this proxy statement to shareholders of record on the annual meeting record date. Any shareholder who desires additional copies may obtain one, without charge, by addressing a request to the Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004.

                         ANNUAL MEETING OF SHAREHOLDERS
                        OF ENTERCOM COMMUNICATIONS CORP.

         The 2000 Annual Meeting of Shareholders of Entercom Communications Corp. will be held on Tuesday May 2, 2000 at the Radnor Hotel, 591 East Lancaster Ave., St. Davids, Pennsylvania, 19087. The meeting will begin at 10:00 a.m., with a continental breakfast being provided to shareholders attending the meeting. Doors to the meeting will open at 9:30 a.m.

Directions and Accommodations:

                                  RADNOR HOTEL
                            591 EAST LANCASTER AVENUE
                              ST. DAVIDS, PA 19087
                                  610-688-5800

DIRECTIONS:

From Downtown Philadelphia - I-76 West to I-476 South (Blue Route). Follow I-476 South to US-30 exit (Villanova-St. Davids), keep left at the fork in the ramp. Turn left onto Lancaster Avenue/US 30 West. Proceed to Radnor Chester Road, turn right into Radnor Hotel.

From Philadelphia International Airport - Interstate 95 South to I-476 North (Blue Route). Follow I-476 North to the US-30 exit (Villanova-St. Davids), keep left at the fork in the ramp. Turn left onto Lancaster Avenue/US 30 West. Proceed to Radnor Chester Road, turn right into Radnor Hotel.

                          ENTERCOM COMMUNICATIONS CORP.

                         PROXY FOR CLASS A COMMON STOCK

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2000 AT 10:00 A.M.


         The undersigned holder of Class A common stock, par value $0.01, of Entercom Communications Corp. (the "Company") hereby appoints Joseph M. Field and S. Gordon Elkins or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class A common stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 2, 2000 at 10:00 a.m. local time, at the Radnor Hotel, 591 East Lancaster Ave., St. Davids, Pennsylvania, 19087, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                    (Reverse)

                          Entercom Communications Corp.

1.       Election of  Class A Directors

                  [ ] FOR [ ] WITHHOLD AUTHORITY [ ] EXCEPTIONS
                              to vote for all nominees
                              listed below

         Nominees: David J. Berkman and Michael R. Hannon. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)
         Exceptions:
         _______________________________________________________________________

2.       Election of  Other Directors

                  [ ] FOR [ ] WITHHOLD AUTHORITY [ ] EXCEPTIONS
                              to vote for all nominees
                              listed below

         Nominees: Joseph M. Field, David J. Field, John C. Donlevie, Herbert Kean, S. Gordon Elkins, Thomas J. Ginley, Jr., Lee Hague and Marie H. Field.
         (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)
         Exceptions:
         _______________________________________________________________________

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the fiscal year 2000.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 1, 2 and 3 are fully explained.

Signature: __________ Signature (if held jointly): ___________  Date:___________

         Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

                         ENTERCOM COMMUNICATIONS CORP.

                         PROXY FOR CLASS B COMMON STOCK

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2000 AT 10:00 A.M.

   This undersigned holder of Class B common stock, par value $0.01, of Entercom Communications Corp. (the "Company") hereby appoints Joseph M. Field and S. Gordon Elkins or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all Class B common stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 2, 2000 at 10:00 a.m. local time, at the Radnor Hotel, 591 East Lancaster Ave., St. Davids, Pennsylvania, 19087, and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

   This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the proposals and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 and 3.

   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                         ENTERCOM COMMUNICATIONS CORP.
2. Election of Other Directors

   [ ] FOR                                      [ ] WITHHOLD AUTHORITY
                                                  to vote for all nominees listed below

   [ ] FOR                                      [ ] EXCEPTIONS

 Nominees: Joseph M. Field, David J. Field, John C. Donlevie, Herbert Kean, S. Gordon Elkins, Thomas J. Ginley, Jr., Lee Hague and Marie H. Field.

(INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)
 Exceptions:
--------------------------------------------------------------------------------

                  (Continued and to be signed on reverse side)

                                   (Reverse)

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the fiscal year 2000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement in which Proposals 2 and 3 are fully explained.

                                                  Date:
                                                  ------------------------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                   Signature (if held jointly)

                                                  PLEASE DATE AND SIGN EXACTLY
                                                  AS YOUR NAME(S) IS (ARE) SHOWN
                                                  ON THE SHARE CERTIFICATE(S) TO
                                                  WHICH THE PROXY APPLIES. WHEN
                                                  SHARES ARE HELD AS
                                                  JOINT-TENANTS, BOTH SHOULD
                                                  SIGN. WHEN SIGNING AS AN
                                                  EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN,
                                                  ATTORNEY-IN-FACT OR OTHER
                                                  FIDUCIARY, PLEASE GIVE FULL
                                                  TITLE AS SUCH. WHEN SIGNING AS
                                                  A CORPORATION, PLEASE SIGN IN
                                                  FULL CORPORATE NAME BY
                                                  PRESIDENT OR OTHER AUTHORIZED
                                                  OFFICER. WHEN SIGNING AS A
                                                  PARTNERSHIP, PLEASE SIGN IN
                                                  PARTNERSHIP NAME BY AN
                                                  AUTHORIZED PERSON.